Kadmon Initiates Phase 2 Placebo-Controlled Clinical Trial of Tesevatinib in Autosomal Dominant Polycystic Kidney Disease

NEW YORK, November 13, 2017 – Kadmon Holdings, Inc. (NYSE: KDMN) today announced that the first patient has been dosed in a Phase 2 clinical trial of tesevatinib in autosomal dominant polycystic kidney disease (ADPKD), an inherited disorder that frequently leads  to end-stage renal disease.  Tesevatinib is the company’s tyrosine kinase inhibitor.

The randomized, double-blind, placebo-controlled trial builds on findings from Kadmon’s open-label, dose-finding Phase 2a study of tesevatinib in ADPKD, which demonstrated that the 50 mg once daily (QD) dose had an encouraging safety profile and was well tolerated in this population.

The new study is enrolling up to 100 patients, randomized 1:1 to receive tesevatinib 50 mg QD or placebo.  The primary endpoint is the change from baseline in height-adjusted total kidney volume at 12 months.

In addition to the ADPKD trial, in September 2017, the first patient was dosed in Kadmon’s Phase 1 dose-finding clinical trial of tesevatinib in patients with autosomal recessive polycystic kidney disease (ARPKD), a rarer, more severe form of the disease affecting newborns and children.  There are no FDA-approved therapies for ARPKD and there are no other candidates in clinical trials for ARPKD in the United States.

“Tesevatinib has been shown to inhibit molecular pathways central to the progression of PKD—mediated by its inhibition of the epidermal growth factor receptor (EGFR) and Src family kinases—and also accumulates in the kidneys, making it a promising therapeutic candidate for this disease,” said Harlan W. Waksal, M.D., President and CEO at Kadmon.  “We are encouraged by the safety and tolerability findings from our open-label study, and the initiation of these trials signifies an important step in our effort to address this unmet medical need.”

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on autoimmune and fibrotic diseases.

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Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton

212.600.1902

maeve@argotpartners.com